Exhibit 10.4

PROMISSORY NOTE
(Akorn Draw Down Note)

Buffalo Grove, Illinois	$2,500,000.00
September 22, 2004

     For value received, the undersigned (“Borrower”) promises to pay to the order of AKORN, INC., a Louisiana corporation (“Lender”), at 2500 Millbrook Drive, Buffalo Grove, Illinois 60089-4694, or at such other place as the holder of this Note (“Holder”) may from time to time designate in writing, in lawful money of the United States, the principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000.00), or so much thereof as may be advanced, with interest and due and payable all as set forth below.

     This Promissory Note (the “Note”) is made pursuant to that certain “Limited Liability Company Agreement for Akorn-Strides, LLC, a Delaware Limited Liability Company,” dated September 22, 2004 (the “LLC Agreement”), and is the “Akorn Draw Down Note” referred to therein. Terms used with capital letters in this Note and not otherwise defined herein shall have the meanings set forth in the LLC Agreement. This Note evidences Borrower’s obligation to repay advances to be made by Lender to Borrower as provided in Section 3.1(B)(ii)(a) of the LLC Agreement.

ARTICLE 1. INTEREST AND PAYMENTS

     1.1 Interest. This Note shall bear no interest.

     1.2 Payments. Immediately upon each receipt by Borrower of any amount in full or partial payment of the Strides Capital Contribution Note or the Advance Note, an equal amount shall become due and payable under this Note, until this Note paid in full.

     1.3 Prepayments. Borrower may prepay all or any part of the principal balance at any time without charge or premium.

ARTICLE 2. ADDITIONAL TERMS AND CONDITIONS

     2.1 Application of Payments. All payments received, irrespective of how they may be designated by Borrower, shall be applied in this order: first, to amounts other than interest and principal, if any, owing under this Note, second, to principal; except that, after the occurrence and during the continuation of any Event of Default, all amounts received shall be applied in such order as Holder, in its sole discretion, may elect. Borrower waives the application of any statute or rule of law that would otherwise direct, or permit Borrower to direct, the order of application of payments made by Borrower or amounts otherwise received by Holder.

     2.2 No Waiver By Acceptance of Overdue or Partial Payments. If Holder accepts payment of any overdue amount, or partial payment of an amount due and the remainder of such amount is unpaid, such acceptance shall in no event: (a) constitute a cure or waiver of Borrower’s default with respect to such overdue or unpaid amount; (b) prevent Holder from exercising any of its rights and remedies with respect to Borrower’s default; or (c) constitute a waiver of Holder’s right to require full and timely payment of amounts becoming due thereafter or to exercise any of Holder’s rights and remedies for any failure to so pay.

     2.3 Default. Each of the following events (“Events of Default”) constitutes a default under this Note:

          2.3.1 a default in the payment when due of any amount hereunder; and

          2.3.2 Borrower (a) voluntarily suspends the transaction of business; (b) becomes insolvent or unable to pay its debts as they mature; (c) makes an assignment for the benefit of creditors; (d) becomes the subject of a bankruptcy, reorganization or similar debtor-relief proceeding unless, in the case of an involuntary petition filed against Borrower, the petition is dismissed within sixty (60) days; (e) becomes, or any of its property becomes, the subject of appointment of a receiver, trustee, or conservator, unless, in the case of such appointment without Borrower’s consent, the appointment is vacated within sixty (60) days; (f) has any of its property become subject to any attachment, execution, sequestration or other judicial seizure not discharged within sixty (60) days; (g) fails to pay or discharge any judgment against it, singly or in the aggregate, in excess of $15,000.00, or to appeal such judgment(s) and obtain a stay thereof within ten (10) days of entry; or (h) is dissolved or terminated;

          2.3.3 a default by Strides Arcolab Limited under the Promissory Note dated of even date herewith and referred to as the “Strides Capital Contribution Note” in the LLC Agreement; and

          2.3.4 a default by Strides Arcolab Limited under the Advance Note dated of even date herewith and referred to as the “Advance Note” in the LLC Agreement.

     2.4 Acceleration Upon Default. Upon the occurrence of an Event of Default, Holder may, at its election, declare the entire balance of principal and accrued interest immediately due and payable. A delay by Holder in exercising any right of acceleration after an Event of Default shall not constitute a waiver of the Event of Default or of the right of acceleration or any other right or remedy for such Event of Default. The failure by Holder to exercise any right of acceleration as a result of an Event of Default shall not constitute a waiver of the right of acceleration or any other right or remedy with respect to any other Event of Default, whenever occurring.

     2.5 Enforcement Fees and Costs. Borrower shall immediately reimburse Holder for all fees and costs, including reasonable attorneys’ fees and experts’ fees and costs, incurred by Holder for: (a) enforcement of this Note or any of its terms, or the exercise of any rights or remedies hereunder and/or at law, in equity or otherwise, whether or not any action or proceeding is filed; (b) representation of Holder in any bankruptcy, insolvency, reorganization or other debtor-relief or similar proceeding of or relating to Borrower, to any person liable (by way of guaranty, assumption, endorsement or otherwise) upon any of the obligations of this Note, or to any property now or hereafter securing this Note; or (c) representation of Holder in any action or proceeding relating to such property, whether commenced by Holder or any other person, including foreclosure, receivership, lien or stop-notice enforcement, bankruptcy, eminent domain and probate actions or proceedings.

     2.6 Waivers By Maker and Other Parties. The makers, endorsers, guarantors and sureties of this Note hereby waive diligence, demand, presentment, notice of non-payment, notice of dishonor, protest and notice of protest, agree that the time for performance of any obligation under this Note may be extended from time to time without notice, consent to the release without notice of any party liable hereon or herefor, consent to the addition without notice of parties liable hereon or herefor, and consent to the acceptance without notice of further security for this Note, including other types of security, all without in any way affecting their liability, and waive the right to plead any and all statutes of limitations as a defense to this Note, any guaranty hereof or any agreement to pay the obligations hereof, to the full extent permitted by law.

     2.7 Full Payment. All amounts payable under this Note shall be paid in full without setoff, deduction or counterclaim. All amounts payable under this Note shall be free and clear of and without any deduction or withholding for or on account of any taxes, levies, duties, charges, fees, restrictions or conditions of any nature now or hereafter imposed by any federal, state, country or local government or any political subdivision or taxing authority thereof or therein. Borrower shall indemnify Holder against any such taxes, levies, imposts, duties, charges and fees (other than taxes on the income of Holder imposed by any taxing authority) which may be assessed against Holder or claimed or demanded from Holder in respect of any amount payable by Borrower hereunder, and against any costs, charges, expenses or liability arising out of or in respect of such assessment, claim or demand, to the full extent permitted by law.

     2.8 Time of the Essence. Time is of the essence with respect to the payment and performance of the obligations of this Note.

     2.9 No Oral Waivers or Modifications. No provision of this Note may be waived or modified orally, but only in a writing signed by Holder.

     2.10 Governing Law. This Note shall be governed by and construed under the internal laws of the State of New York, without regard to conflict of law provisions.

     2.11 Severability. Every provision of this Note is intended to be several. If any provision of this Note is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the other provisions hereof, which shall remain binding and enforceable.

     2.12 Limitation Upon Interest. All agreements between the Borrower and Holder, now existing or hereafter arising, are hereby expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to Holder hereof for the use, forbearance or detention of money to be loaned hereunder or otherwise, or for the performance or payment of any covenant or obligation contained herein, exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever fulfillment of any provision hereof exceeds the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance Holder hereof shall ever receive as interest under this Note or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing hereunder (without charge for prepayment) and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal, such excess shall be refunded to Borrower.

     2.13 Headings. Headings herein are used for convenience of reference only and do not define or limit the scope of provisions of this Note.

     2.14 Successors and Assigns. This Note binds Borrower and its successors, assigns, heirs, administrators and executors, and inures to the benefit of Holder and its successors, assigns, participants, heirs, administrators and executors.

BORROWER:	AKORN-STRIDES, LLC,
a Delaware limited liability company

By: /s/ Arun Kumar

Name: Arun Kumar
Title: Manager

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